Exhibit 99.4

 Business Development & Growth     INVESTOR DAY 2022  Chris Kaskavelis, CMO

 2  Business Units  Stationary Power Systems  Replace the Diesel Generator  Mobility  Trucks  Aviation  Marine  Portable   Power Systems  Infrastructure, Surveillance, Defense   Electrolyzers  Green Hydrogen Production

 Stationary Power Systems  3  Business Unit  Replace the Diesel Generator

 4  Diesel Genset Market  $37bn/yr 2027*  Advent SereneU System   runs on green fuel  Advent SereneU Fuel Cell   Replace the Diesel Generator Now with Lower TCO  Telecom Backup Power for Off-Grid/ Bad-Grid.  Diesel Genset Replacement  Combined Heat & Power (H2-powered buildings)  Stationary Power Systems  1000  800  600  400  200  0

 5  1.18 million towers globally need backup power  Growth in number and power needs (due to 5G deployments)  License to Operate: Government mandates & ESG agendas of Telecom companies expected to result in the replacement of diesel generators  Tower in jungle  picture  Telecom Tower Backup Power  Stationary Power Systems  x 15kW = 18GW  2020

 6  Logistics: Serene can use biomethanol, e-methanol, biomethane, rNG, ammonia. “The fuels of tomorrow, today”  Fuel Price: Diesel/eFuel price evolution favors Serene  Quiet Power for Rooftops  Stationary Power Systems  USP: “Any Fuel. Anywhere.”  EUR/LITRE  Advent SereneU System   runs on green fuel  Advent SereneU Fuel Cell

 7  Stationary Power Systems  Total Cost of Ownership: Fuel Cell vs Diesel Genset  Cumulative Cost of Multiyear Deployment:   ( cost in 000s, 3.75kW, 10year operation, 24hrs/day)  Service  H2  Fuel  Capex  Service  Diesel  Capex  Advent 2024  $0.9/kWh  Diesel Genset  $1.5/kWh  95%+ GHG reduction vs diesel with   e-methanol

 Philippines Deployment  8  SERVICE AREAS  Sales POC, TCO  System Installation  Remote Monitoring  Repair & Maintenance  Fuel Supply  Fuel Delivery  Logistics & Warehouse  More than 30 engineers and technicians, experienced in installations and maintenance, ready to travel all over Asia.

 OEM Relationships  Germany, Indonesia, Philippines, Malaysia, Taiwan, Thailand, United States, Egypt, South Africa, Latam, Japan, India, China  Stationary Power Systems  Moving from Direct Sales & Service to Channel Partners  ~1,000 systems deployed  CURRENT  2,000   new systems in the next 18 months  TARGET  17,000  towers  PIPELINE  TOWERCOS  Telcos  OEMs

 1,000MW  Massive Growth Opportunity  Massive Growth Opportunity  Direct Sales  50,000  Channel Partners  20 kW  Systems  Power  Opportunity  100MW  5,000  20 kW  Revenue: $100s/kW  Gross Margin: higher  CAPEX & OPEX: lower  Revenue: $1,000s/kW  Gross Margin: lower  CAPEX & OPEX: higher

 Portable Power Systems  11  Business Unit  Human-portable, lightweight power for surveillance, critical infrastructure, and defense

 12  Portable Power Systems  Portable Power for Defense   Reduces weight vs batteries by 3x to 25x on missions.  Designed for long-duration operations  Windshield Washer fluid as fuel! = Simple Logistics  In development with US DoD funds with low-rate production starting next year and higher volumes expected in the future  Has passed numerous military standard tests at Ft. Bragg NC and Ft. Benning GA  Ability to operate On-the-Move and in extreme environments  Potential strong demand in line with multibillion IVAS (Augmented Reality AR) US Army Program  New Contract with PM-IVAS to fund product enhancements to meet evolved requirements

 Remote Power for Critical Infrastructure  13  Portable Power Systems  Power for Winter for Control Systems  Significant reduction in O&G well site emissions (up to 40 Mt carbon dioxide per year)   Fueled by methanol (widely available at wellheads)  The first application is focused on the Canadian Oil & Gas Market  Partnership with Calscan, leader in the market  System developed according to specs (operation at extreme environments)  First units are expected to be tested and deployed in 2022 with strong demand expected (driven by regulation) in 2023-2024

 14  From Defense to the Markets of the Future  Portable Power Systems  $2 bn  a year by 2027  Drones  Firefighting  Agriculture  Augmented Reality  Surveillance  Robotics  Innovative Technology is initially supported by Defense budgets  Bring Technology to other massive growth markets  High-Margin and Uniquely  Differentiated Niche Markets  $10-20 mn   Development Funds  2020-2023

 Mobility  15  Business Unit  Next-Generation Fuel Cell Technology for Trucks, Aviation, and Marine

 16  Advent next-generation   Fuel Cell DIGI-TRONIC   Advent MEA  Heavy-Duty   Automotive  Aviation  Marine  Mobility  Mobility: Enabling Tier1s and OEMs  Train  One Technology. Many Applications.

 17  Mobility  Market Feedback for HT-PEM  Power  Heat Rejection= Efficiency  Multifuel  Extreme Environments  Heavy-Duty Mobility  100s of kWs  Aviation  MWs  Marine  MWs  Locomotive  MWs  Convert Market Need to Strong Profitable Partnerships with Immediate Revenue for Development of Systems.   Progress to “License + MEA” business model

 Advent has the Technology.Tier1s and OEMs need a System Ready for Mass Production  Advent develops core technology in-house.  Advent develops application/market-specific system, certified for operation.  18  Mobility  Fuel Cell Technology  MEA

 19  Mobility  Manufacturing   Know-How Transfer  Development Phase  Fuel Cell System Co-Development   Joint Development Agreement - Partnership Direction  MEA Supplier  License Technology  Production Phase  Partner has the right to brand, manufacture locally, price, sell under own brand the system to the specific market /application   Production Phase  Tier1/OEM

 Engineering Fees  Prototype Phase:  Advent develops specific prototype fuel cell system for application/market  Year 3:   30 MW  Year 5:  450 MW  Year 4:   120 MW  Year 6:   750 MW  Advent Business Model in JDAs  20  Early Production Phase:  Advent manufactures MEAs and licenses out fuel cell technology to Tier 1/OEM  Mass Production  Both Parties scale up their production  MEA sales  Licensing fees  2. Tier 1/OEM:  System manufacturing scale up and commercial expansion   1. Advent:  Manufacturer of MEAs  & development of fuel cell systems  OEM focuses on manufacturing & marketing preparation  Mass market scale-up – to 100k+ units  Year 7:   1 GW  Year 2  Year 1  MEA sales  Licensing fees  MEA sales  Licensing fees  Partners  Mobility

 Hyundai Technology Assessment  Other Top Automaker Technology Assessment  In discussions with many world-leading conglomerates across Automotive, Aviation, and Marine  21  Mobility  Strategic PartnershipsProgress

 Growth Strategy  22  Advent is an innovation and enabler company that brings HT-PEM technology to the mass market through strategic partnerships with world leaders in the mobility and power-generation markets.   The company will invest in innovation and manufacturing in the areas of MEAs and Fuel Cell Technology where it can achieve high differentiation and market impact.

 Innovation & Investment Drops Cost Demand Follows  23  New MEA  2x-3x power  5x lifetime   H2 cost  expected to drop to $2/kg  Continuous  improvement  2022 Crisis  CO2 penalties increase  Growth Strategy  $/kWh are indicative and market/application-specific

 Senior VPs (from fuel cell industry) for Strategic OEM and JDA deal focus  Dedicated Salesforce for Serene Telecom Stationary Systems and Portable Systems  Focus on strategic partnerships vs direct sales on mobility  Partnerships, EU, DoE, DoD  24  People  People

 2022 Outlook  25  Majority of Sales expected in Q3 and Q4  Sales will depend on the speed of execution of framework agreements with telecom operators  Revenue in the form of development fees from joint development agreements  Expected support from R&D and Government grants, as part of the $23m revenue and grants target